EXHIBIT 99

SP Plus Corporation Announces First Quarter 2022 Results

- Results Reflect Competitive Advantages of Scale and Technology Amid Continued Business Recovery -

- Affirms Full-Year 2022 Guidance for Double-Digit Gross Profit Growth, Profitability Approaching or Exceeding Pre-Pandemic Levels and Strong Cash Flow -

CHICAGO, May 04, 2022 (GLOBE NEWSWIRE) -- SP Plus Corporation (Nasdaq:SP), a leading provider of technology-driven mobility solutions for aviation, commercial, hospitality and institutional clients throughout North America, today announced its first quarter 2022 results.

Management Commentary

Marc Baumann, Chairman and Chief Executive Officer, said, “We are very pleased with our first quarter performance, which represented both significant year-over-year growth and operating leverage that supports our expectation that 2022 adjusted EBITDA will approach or exceed pre-pandemic 2019 levels.

“Our Commercial segment continued to benefit from higher parking volumes at existing locations and robust new business, leading to strong gross profit performance. We further strengthened our market leadership position in the first quarter, as our scale and industry-leading technology offerings improve our clients’ overall profitability while maintaining the high service levels that are increasingly important to our clients.

“The Aviation segment also showed strong year-over-year improvement, converting 2021 and 2022 new contract wins and renewals into increased gross profit amid the pick-up in domestic travel. We have now checked-in over one million bags under our Curbside Concierge program, and expect to pilot the service with a second airline partner soon as the program attracts increased interest. As airports and airlines look for ways to be more efficient, reduce congestion, and improve the traveler experience, we believe our Remote Check-In capabilities provide a unique solution.

“Our positive first quarter performance was achieved as business conditions continue to recover from the impacts of COVID-19, although clients in many of the verticals and geographies we serve are still operating at levels significantly below those of pre-pandemic 2019. We believe this provides SP+ with considerable additional runway for increased utilization of our services and the potential to expand our footprint at existing and new locations.”

Financial Summary

In millions except per share	Three Months Ended March 31, 2022		Three Months Ended March 31, 2021
	GAAP	Adjusted/ Non-GAAP (1)	GAAP	Adjusted/ Non-GAAP (1)
Gross profit (2),(3)	$48.5	$51.4	$35.2	$40.1
General and administrative expenses (3)	$24.5	$24.4	$21.0	$20.3
Operating income (3)	$20.1	$23.0	$11.0	$15.8
Net income attributable to SP Plus(3)	$10.7	$12.8	$2.3	$5.8
Net income per share (EPS) (3)	$0.50	$0.60	$0.11	$0.27
EBITDA (1),(3)	NA	$26.4	NA	$18.2
Net cash provided by (used in) operating activities	$26.4	NA	($1.0)	NA
Free cash flow (1)	NA	$23.8	NA	($3.9)

(1) Refer to the disclosure regarding use of non-GAAP financial measures and the accompanying financial tables for a reconciliation of all non-GAAP financial measures to U.S. GAAP.

(2) GAAP gross profit updated to include depreciation and amortization expense. Please refer to the table accompanying this release for a reconciliation of GAAP gross profit.

(3) Adjusted gross profit, adjusted general and administrative expenses, adjusted operating income, adjusted net income attributable to SP Plus, adjusted net income per share attributable to SP Plus (“adjusted EPS”), and adjusted earnings before interest, income taxes, depreciation and amortization (“adjusted EBITDA”) are all non-GAAP financial measures that exclude, for the periods presented, (a) restructuring and other costs; (b) impairment charges; (c) the amortization of acquired intangible assets; and (d) with respect to adjusted gross profit, depreciation and amortization expense. Please refer to the accompanying financial tables for a reconciliation of these adjusted measures to U.S. GAAP.

First Quarter Operating Results

First quarter 2022 GAAP gross profit was $48.5 million, up 38% from the year ago quarter. Excluding depreciation and amortization and restructuring and other costs, adjusted gross profit totaled $51.4 million for the first quarter of 2022, representing a 28% increase from $40.1 million in the comparable quarter of 2021, reflecting an improving business environment and growth resulting from contract wins over the past twelve months.

First quarter 2022 GAAP general and administrative (“G&A”) expenses were $24.5 million, compared to $21.0 million in the first quarter of 2021. Excluding restructuring and other costs, adjusted G&A expenses for the first quarter of 2022 were $24.4 million, compared to $20.3 million in the year ago period, mainly due to our continued investment in the business to support future growth, including higher compensation costs. Despite this 20% year-over-year increase, adjusted G&A in the first quarter of 2022 was still approximately 7% below the comparable period of 2019 as a result of structural cost reductions over the past two years.

In the first quarter of 2022, GAAP net income attributable to SP Plus was $10.7 million, or $0.50 per share, a significant increase compared to net income of $2.3 million, or $0.11 per share, in the first quarter of 2021. Excluding amortization of acquired intangible assets and restructuring and other costs, first quarter 2022 adjusted earnings per share were $0.60, compared to adjusted earnings per share of $0.27 for the first quarter of 2021.

First quarter 2022 cash flow provided by operations of $26.4 million and free cash flow of $23.8 million included, as was expected, the receipt of a $20.5 million federal income tax refund. Both with and without this refund, cash flow provided by operations and free cash flow in 2022 was significantly higher than first quarter 2021.

2022 Outlook (1) Affirmed

	GAAP	Adjusted/Non-GAAP
Gross Profit (2)	$188 - $208 million	$200 - $220 million
EBITDA	NA	$110 - $120 million
Net Income (3)	$50 - $55 million	$56 - $61 million
EPS (3)	$2.31 - $2.55	$2.59 - $2.83
Operating Cash Flow (4)	$83 - $98 million	NA
Free Cash Flow (4)	N/A	$70 - $80 million

(1)   Outlook assumes no meaningful restructuring or other non-routine costs
(2)   GAAP gross profit updated to include depreciation and amortization expense
(3)   Adjusted/Non-GAAP Outlook contemplates continuing adjustment for amortization of acquired intangible assets
(4)   Outlook contemplates the receipt of an approximately $20 million Federal income tax refund that was previously expected in 2021

Mr. Baumann concluded, “Our first quarter results represent a strong start to 2022. Favorable trends have continued in April and our business development pipeline is robust, supporting our outlook for another year of significant growth in 2022. In particular, we expect adjusted EBITDA to reflect the positive leverage of increased business activity over our streamlined cost structure.

“As we announced earlier today, we are excited to have entered into a strategic partnership with System Property Development Company, Inc., to take over the management of 25 parking locations that were previously operated by their Motor Parks division. In addition, we are very pleased to be System’s partner of choice for mobility solutions as they expand their real estate portfolio.

“Finally, we continue to invest in our Sphere suite of technology capabilities, which have given SP+ a decided competitive advantage and the opportunity to enter new areas that have the potential to expand our addressable market. We believe our industry-leading position, together with our expected 2022 free cash flow of $70 million to $80 million and our recently amended and upsized $600 million senior credit facility, provide us with the ability to accelerate our growth and create additional shareholder value.”

Conference Call

The Company’s quarterly earnings conference call will be held at 4:00 p.m. (CT) on May 4, 2022 and will be available live and in replay to all analysts and investors through a webcast service. To listen to the live call, individuals are directed to the Company’s Investor Relations page at http://ir.spplus.com at least 15 minutes early to register and download and install any necessary audio software. For those who cannot listen to the live broadcast, replays will be available shortly after the call on the SP Plus website and can be accessed for 30 days after the call.

About SP+

SP+ facilitates the efficient movement of people, vehicles and personal belongings with the goal of enhancing the consumer experience while improving bottom line results for our clients. The Company provides technology-driven mobility solutions, professional parking management, ground transportation, remote baggage check-in and handling, facility maintenance, security, and event logistics to aviation, commercial, hospitality, healthcare and government clients across North America. For more information visit www.spplus.com.

You should not construe the information on those websites to be a part of this release. SP Plus Corporation’s annual reports filed on Form 10-K, its quarterly reports on Form 10-Q, and its current reports on Form 8-K are available on the Internet at www.sec.gov and can also be accessed through the Investor Relations section of the SP Plus website.

Cautionary Note Regarding Forward-Looking Statements

This release and the attached tables contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including the statements under the caption “2022 Outlook”, expectations regarding gross profits, G&A, revenue volatility, actions to limit discretionary spending, impacts of COVID-19 on our business, and other statements regarding expectations, beliefs, plans, intentions and strategies of the Company. The Company has tried to identify these statements by using words such as “expect”, “anticipate”, “believe”, “confident”, “could”, “should”, “estimate”, “intend”, “may”, “plan”, “guidance”, “will”, and similar terms and phrases, but such words, terms and phrases are not the exclusive means of identifying such statements. These forward-looking statements are made based on management’s expectations and beliefs concerning future events affecting the Company and are subject to uncertainties and factors relating to operations and the business environment. Actual results, performance and achievements could differ materially from those expressed in, or implied by, these forward-looking statements due to a variety of risks, uncertainties and other factors, including, but not limited to, the following: the impact of the COVID-19 pandemic or other contagious illnesses on global economic conditions, on the aviation, commercial, hospitality and institutional industries in general and on the financial position and operating results of our company in particular; intense competition; changing consumer preferences and legislation; ability to preserve client relationships; the Company’s ability to successfully effect its strategic growth plan; difficulty obtaining insurance coverage or obtaining insurance coverage at a reasonable cost; volatility associated with high deductible and high retention insurance programs; risk that insurance reserves are inadequate; losses not covered by insurance; risk management and safety programs do not have the intended effect; risks relating to the Company’s acquisition strategy; risks associated with management type contracts and lease type contracts; deterioration in general economic and business conditions or changes in demographic trends; information technology disruption, cyber-attacks, cyber-terrorism and security breaches; labor disputes; catastrophic events such as natural disasters, pandemic outbreaks and military or terrorist attacks could disrupt business; seasonal fluctuations and the impact of weather-related trends; risk that state and municipal government clients sell or enter into long-term lease type contracts with the Company’s competitors or clients for parking-related assets; risks associated with joint ventures; adverse litigation judgments or settlements; risks associated with operating in a highly regulated environment and the impact of public and private regulations or governmental orders; the impact of Federal health care reform; adverse changes in tax laws or rulings; risks due to the Company’s substantial indebtedness, including failure to comply with credit facility covenants or meet payment obligations which may accelerate repayment of the Company’s indebtedness; lack of availability of adequate capital, financing, or revenues to grow the Company’s business or satisfy liquidity needs; the phase-out of the London Interbank Offered Rate (“LIBOR”) could affect interest rates under our existing credit facility agreement, hedging activity, as well as our ability to seek future financing or otherwise satisfy our liquidity needs; goodwill impairment charges or impairment of long-lived assets; the effectiveness of the actions we have taken to address our liquidity needs and reduce costs; financial difficulties or bankruptcy of major clients; the Company’s ability to obtain performance bonds; failure to attract and retain senior management and other qualified personnel; actions of activist investors; and the long-term impact of climate change on our business.

For a detailed discussion of factors that could affect the Company’s future operating results, please see the Company’s filings with the Securities and Exchange Commission, including the disclosures under “Risk Factors” in those filings. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements presented in accordance with U.S. GAAP, the Company considers certain financial measures that are not prepared in accordance with U.S. GAAP. Certain non-GAAP measures, such as adjusted gross profit, adjusted general and administrative expenses (adjusted G&A), adjusted operating income, adjusted net income attributable to SP Plus (adjusted net income), adjusted net income per share attributable to SP Plus (adjusted EPS), and adjusted EBITDA exclude items that management does not consider indicative of its core performance. Such adjustments include, among other things: (i) restructuring and other costs; (ii) impairment charges; (iii) non-routine settlements; (iv) the amortization of acquired intangible assets; (v) the impact of non-routine asset sales or dispositions; (vi) the net loss or gains and the financial results related to sold businesses; (vii) gain/loss on termination of joint ventures or sale of other investments; (viii) non-routine tax items; and (ix) with respect to adjusted gross profit, depreciation and amortization expense. Pre-tax adjustments are tax affected at a statutory tax rate of 27% for adjusted net income and adjusted EPS purposes.

The Company defines Adjusted EBITDA, a non-GAAP financial measure, as U.S. GAAP net income attributable to the Company before (i) interest expense net of interest income, (ii) provision (benefit) for income taxes, (iii) depreciation and amortization, (iv) gain on sale of a business or contribution of a business to an unconsolidated entity, (v) gain/loss on termination of joint ventures or sale of other investments, and (vi) other items that management does not consider indicative of its core performance, as defined per above. The Company believes that the presentation of adjusted EBITDA provides useful information regarding the Company’s operating performance and are useful measures to facilitate comparisons to our historical and future operating results. The Company’s definition of adjusted EBITDA may not be comparable to similarly titled measures presented by other companies.

The Company defines free cash flow as net cash provided by (used in) operating activities, less cash used for investing activities (exclusive of cash used for acquisitions and net after-tax cash proceeds from the sale of businesses or joint venture related assets), less distributions to non-controlling interests, plus the effect of exchange rate changes on cash and cash equivalents. The Company believes that the presentation of free cash flow provides useful information regarding its ability to generate cash flow from business operations after funding capital expenditures, that can be used to, among other things, repay debt, fund strategic acquisitions, and return value to shareholders. The Company’s definition of free cash flow may not be comparable to similarly titled measures presented by other companies.

The Company uses these non-GAAP financial measures, in addition to U.S. GAAP financial measures, to evaluate its operating and financial performance and to compare such performance to that of prior periods and to the performance of its competitors. Additionally, the Company uses these non-GAAP financial measures in making operational and financial decisions and in the Company’s budgeting and planning process. The Company believes that providing these non-GAAP financial measures to investors helps investors evaluate the Company’s operating performance, profitability and business trends in a way that is consistent with how management evaluates such performance and consistent with guidance previously provided by the Company. Adjusted gross profit, adjusted G&A, adjusted operating income, adjusted net income, adjusted EPS, adjusted EBITDA, and free cash flow should not be considered in isolation of, or as alternatives to or more meaningful indicators of, the Company’s operating performance or liquidity than gross profit, G&A, operating income, net income, EPS, or net cash provided by (used in) operating activities, as determined in accordance with U.S. GAAP. In addition, the Company’s calculation of these non-GAAP measures may not be comparable to similarly titled measures presented by other companies.

For reconciliations of these non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures, see the accompanying tables to this release.

The summary consolidated financial statements presented below reflect a combination of certain line items from our consolidated financial statements and should be read in conjunction with the financial statements and notes set forth in our Annual Report on Form 10-K and quarterly filings with the SEC.

SP Plus Corporation
Summary Consolidated Statements of Income
(millions, except for share and per share data) (unaudited)
	Three Months Ended
	March 31, 2022	March 31, 2021
Total services revenue	$349.8	$246.7
Total cost of services (exclusive of depreciation and amortization shown below)	298.4	208.4
General and administrative expenses	24.5	21.0
Depreciation and amortization	6.8	6.3
Operating income	20.1	11.0
Total other expenses, net	4.6	5.7
Earnings before income taxes	15.5	5.3
Income tax expense	4.2	1.4
Net income	11.3	3.9
Less: Net income attributable to noncontrolling interest	0.6	1.6
Net income attributable to SP Plus Corporation	$10.7	$2.3
Common stock data
Net income per common share
Basic	$0.50	$0.11
Diluted	$0.50	$0.11

SP Plus Corporation
Revenue and Gross Profit, before depreciation and amortization expense - by Contract type
(millions) (unaudited)
	Three Months Ended
	March 31, 2022	March 31, 2021
Lease type contracts
Service revenue	$62.6	$42.7
Subtract: Cost of services (exclusive of depreciation and amortization)	(52.0)	(35.3)
Gross profit, before depreciation and amortization expense	$10.6	$7.4

Management type contracts
Service revenue	$121.8	$86.0
Subtract: Cost of services (exclusive of depreciation and amortization)	(81.0)	(55.0)
Gross profit, before depreciation and amortization expense	$40.8	$31.0

Other revenue and cost of services
Reimbursed management contract revenue	$165.4	$118.0
Subtract: Reimbursed management contract expense	(165.4)	(118.0)
Subtract: Lease impairment	—	(0.1)
Gross profit, before depreciation and amortization expense	$0.0	($0.1)

SP Plus Corporation
Reconciliation of Non-GAAP Measures
(millions, except for share and per share data) (unaudited)
	Three Months Ended
Gross profit	March 31, 2022	March 31, 2021	March 31, 2019
Total services revenue	$349.8	$246.7	$409.4
Subtract: Total cost of services (exclusive of depreciation and amortization)	(298.4)	(208.4)	(356.2)
Gross profit, before depreciation and amortization expense	51.4	38.3	53.2
Subtract: Depreciation and amortization	(2.9)	(3.1)	(2.1)
Gross profit, GAAP (1)	48.5	35.2	51.1
Add: Depreciation and amortization	2.9	3.1	2.1
Add: Restructuring and other costs	—	1.8	—
Add: Non-cash impairment charges	—	0.1	—
Other, rounding	—	(0.1)	—
Adjusted gross profit	$51.4	$40.1	$53.2
Decline from 2019	-3%	-25%
(1) GAAP gross profit updated to include depreciation and amortization expense

	Three Months Ended
General and administrative expenses	March 31, 2022	March 31, 2021	March 31, 2019
General and administrative expenses, GAAP	$24.5	$21.0	$27.1
Subtract: Restructuring and other costs	(0.2)	(0.7)	(1.0)
Other, rounding	0.1	—	0.1
Adjusted G&A	$24.4	$20.3	$26.2
Decline from 2019	-7%	-23%

	Three Months Ended
Operating income	March 31, 2022	March 31, 2021
Operating income, GAAP	$20.1	$11.0
Add: Restructuring and other costs	0.2	2.5
Add: Non-cash impairment charges	—	0.1
Add: Amortization of acquired intangibles	2.8	2.1
Other, rounding	(0.1)	0.1
Adjusted operating income	$23.0	$15.8

	Three Months Ended
Net income attributable to SP Plus	March 31, 2022	March 31, 2021
Net income attributable to SP Plus, GAAP	$10.7	$2.3
Add: Restructuring and other costs	0.2	2.5
Add: Non-cash impairment charges	—	0.1
Add: Amortization of acquired intangibles	2.8	2.1
Net tax effect of adjustments	(0.8)	(1.3)
Other, rounding	(0.1)	0.1
Adjusted net income attributable to SP Plus	$12.8	$5.8

Net income per share, GAAP
Basic	$0.50	$0.11
Diluted	$0.50	$0.11
Adjusted net income per share
Basic	$0.60	$0.27
Diluted	$0.60	$0.27
Weighted average shares outstanding
Basic	21,226,952	21,113,494
Diluted	21,338,299	21,304,068

	Three Months Ended
Adjusted EBITDA	March 31, 2022	March 31, 2021	March 31, 2019
Net income attributable to SP Plus, GAAP	$10.7	$2.3	$10.6
Add (subtract):
Income tax expense	4.2	1.4	3.1
Interest expense, net	4.6	5.7	4.9
Total depreciation and amortization expense	6.8	6.3	7.2
Restructuring and other costs	0.2	2.5	1.0
Non-cash impairment charges	—	0.1	—
Other, rounding	(0.1)	(0.1)	(0.1)
Adjusted EBITDA	$26.4	$18.2	$26.7
Decline from 2019	-1%	-32%

SP Plus Corporation
Selected Segment Data
(millions) (unaudited)
	Three Months Ended
Commercial Segment	March 31, 2022	March 31, 2021
Gross Profit, GAAP (1)	$35.9	$28.1
Add: Depreciation and amortization	1.8	2.0
Add: Restructuring and other costs	—	1.2
Other, rounding	—	(0.1)
Adjusted Gross Profit	$37.7	$31.2

General and administrative expenses, GAAP	$6.1	$5.0
Subtract: Restructuring and other costs	(0.1)	—
Other, rounding	0.1	—
Adjusted G&A	$6.1	$5.0

Operating income, GAAP	$28.6	$21.7
Add: Amortization of acquired intangibles	1.1	1.1
Add: Restructuring and other costs	0.1	1.2
Adjusted Operating Income	$29.8	$24.0

(1) GAAP gross profit updated to include depreciation and amortization expense

	Three Months Ended
Aviation Segment	March 31, 2022	March 31, 2021
Gross Profit, GAAP (1)	$12.6	$7.1
Add: Depreciation and amortization	1.1	1.1
Add: Restructuring and other costs	—	0.6
Add: Non-cash impairment charges	—	0.1
Adjusted Gross Profit	$13.7	$8.9

General and administrative expenses, GAAP	$2.7	$3.0
Subtract: Restructuring and other costs	(0.1)	(0.5)
Adjusted G&A	$2.6	$2.5

Operating income, GAAP	$8.1	$3.1
Add: Amortization of acquired intangibles	1.7	1.0
Add: Restructuring and other costs	0.1	1.1
Add: Non-cash impairment charges	—	0.1
Adjusted Operating Income	$9.9	$5.3

(1) GAAP gross profit updated to include depreciation and amortization expense

SP Plus Corporation
Summary Consolidated Balance Sheets
(millions, except for share and per share data)

	March 31, 2022	December 31, 2021
Assets	(unaudited)
Cash and cash equivalents	$23.4	$15.7
Accounts and notes receivable, net	136.0	139.6
Prepaid expenses and other current assets	13.3	32.2
Total current assets	172.7	187.5
Right-of-use assets	191.1	201.2
Goodwill	526.7	526.6
Other intangible assets, net	51.6	54.4
Other noncurrent assets, net	147.0	146.5
Total noncurrent assets	916.4	928.7
Total assets	$1,089.1	$1,116.2
Liabilities and stockholders’ equity
Accounts payable	$118.5	$118.5
Accrued and other current liabilities	111.9	123.3
Short-term lease liabilities	63.4	65.4
Current portion of long-term borrowings	25.4	25.6
Total current liabilities	319.2	332.8
Long-term borrowings, excluding current portion	286.2	298.4
Long-term lease liabilities	187.8	200.3
Other noncurrent liabilities	60.7	62.6
Total noncurrent liabilities	534.7	561.3
Total SP Plus Corporation stockholders’ equity	235.5	222.5
Noncontrolling interest	(0.3)	(0.4)
Total stockholders’ equity	235.2	222.1
Total liabilities and stockholders’ equity	$1,089.1	$1,116.2

SP Plus Corporation
Summary Consolidated Statements of Cash Flows
(millions) (unaudited)
	Three Months Ended
	March 31, 2022	March 31, 2021
Net cash provided by (used in) operating activities	$26.4	($1.0)
Net cash used in investing activities	(2.2)	(2.6)
Net cash (used in) provided by financing activities	(16.6)	7.7
Effect of exchange rate changes on cash and cash equivalents	0.1	—
Increase in cash and cash equivalents	7.7	4.1
Cash and cash equivalents at beginning of year	15.7	13.9
Cash and cash equivalents at end of year	$23.4	$18.0
Supplemental disclosures
Cash paid (received) during the period for
Interest	$4.5	$5.0
Income taxes	($20.6)	$0.2

SP Plus Corporation
Free Cash Flow
(millions) (unaudited)
	Three Months Ended
	March 31, 2022	March 31, 2021
Net cash provided by (used in) operating activities	$26.4	($1.0)
Net cash used in investing activities	(2.2)	(2.6)
Distributions to noncontrolling interests	(0.5)	(0.4)
Effect of exchange rate changes on cash and cash equivalents	0.1	—
Other, rounding	—	0.1
Free cash flow	$23.8	($3.9)

SP Plus Corporation
Commercial Segment Facilities

	March 31, 2022	December 31, 2021	March 31, 2021
Leased facilities	424	423	430
Managed facilities	2,612	2,601	2,536
Total facilities (Commercial Segment)	3,036	3,024	2,966

SP Plus Corporation
Reconciliation of forward-looking non-GAAP measures to their comparable GAAP measures

2022 Outlook (1)

Gross profit, GAAP (2)	$188 - $208 million
plus: Depreciation and amortization	Approximately $12 million
Adjusted Gross Profit	$200 - $220 million

Net income attributable to SP Plus, GAAP	$50 - $55 million
plus: Income tax expense	$19 - $22 million
plus: Interest expense, net of interest income	$16 - $18 million
plus: Total depreciation and amortization expense	Approximately $25 million
Adjusted EBITDA	$110 - $120 million
Per Share (3)
Net income attributable to SP Plus, GAAP	$50 - $55 million	$2.31 - $2.55
plus: Amortization of acquired intangibles, after tax	Approximately $6 million
Adjusted net income attributable to SP Plus	$56 - $61 million	$2.59 - $2.83

Net cash from operating activities (4)	$83 - $98 million
less: Capital expenditures, net	$10 - $15 million
less: Distributions to noncontrolling interests	Approximately $3 million
Free cash flow (4)	$70 - $80 million

(1) 2022 Outlook assumes no meaningful restructuring or other non-routine costs
(2) GAAP gross profit updated to include depreciation and amortization expense
(3) Assumes approximately 21.6 million fully diluted weighted average shares outstanding in 2022
(4) Includes anticipated receipt of $20 million tax refund that was delayed from 2021

Contact:
Connie Jin	Vicky Nakhla
SVP, Corporate Development	ADVISIRY PARTNERS
(312) 274-2105	(212) 750-5800
cjin@spplus.com	vicky.nakhla@advisiry.com